EXHIBIT 10.3

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions X, Inc.,
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from President, Secretary, Treasurer, and shall remain a director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 22,350,000 shares of the Company’s common shares to Virolab S de RL de CV and (b) the appointment of Ricardo Rosales, PhD as a director and officer of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Virolab S de RL de CV.

Dated as of February 27, 2011

By:	/s/ Timothy Neher
Timothy Neher, Managing Member